SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Financial Statements

December 31, 2005 and 2004 and for the
Years ended December 31, 2005, 2004 and 2003

(With Independent Auditors' Report Thereon)

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Financial Statements

December 31, 2005 and 2004 and for the
years ended December 31, 2005, 2004 and 2003

KPMG LLP
Suite 2600
400 West Market Street
Louisville, KY 40202

Independent Auditors' Report

The Board of Directors and Stockholder
Springer Mining Company:

We have audited the accompanying balance sheets of Springer Mining Company, a wholly owned subsidiary of General Electric Company (the "Company") as of December 31, 2 005 and 2004, and the related statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion_ An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Springer Mining Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

This report is intended solely for the information and use of the boards of directors and managements of the Company, General Electric Company and 360 Global Wine Company and its subsidiaries and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP

March 24, 2006

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Balance Sheets

December 31, 2005 and 2004
(In thousands of dollars, except par value of common stock)

Assets	2005	2004
Current asset:
Federal income tax receivable	$59	55
Non current asset:
Property, plant and equipment, net	—	—
Total assets	$59	55

Liabilities and Stockholder's Equity
Current liabilities:
Trade payables	$34	24
Property tax payable	16	16
Deferred revenue	7	—
Total current liabilities	57	40
Stockholder's equity:
Common stock ($10 par value; 20,000 shares authorized, issued and outstanding)	200	200
Additional net investment of General Electric Company	60,255	60,159
Accumulated deficit	(60,453)	(60,344)
Total stockholder's equity	2	15
Total liabilities and stockholder's equity	$59	55

See accompanying notes to financial statements.

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Statements of Operations

Years ended December 31, 2005, 2004 and 2003
(In thousands of dollars)

	2005	2004	2003
Net sales	$—	—	—
Cost of goods sold	—	—	—
Gross profit	—	—	—
Operating expenses:
Purchased services - non-affiliate	70	69	79
Purchased services - GE/Affiliate	12	3	1
Property taxes	33	32	54
Utilities	27	36	25
Supplies	8	7	11
Impairment of property, plant and equipment	—	—	2,850
Miscellaneous	18	11	14
Total operating expenses	168	158	3,034
Loss from operations before income taxes	(168)	(158)	(3,034)
Income tax benefit	59	55	1,062
Net loss	$(109)	(103)	(1,972)

See accompanying notes to financial statements.

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Statements of Stockholder's Equity

Years ended December 31, 2005, 2004 and 2003
(In thousands of dollars)

	Common stock	Additional net investment of General Electric Company	Accumulated deficit	Total stockholder's equity
Balance at January 1, 2003	$200	60,002	(58,269)	1,933
Net loss	—	—	(1,972)	(1,972)
Net transfer from General Electric Company and affiliates	—	121	—	121
Balance at December 31, 2003	200	60,123	(60,241)	82
Net loss	—	—	(103)	(103)
Net transfer from General Electric Company and affiliates		36		36
Balance at December 31, 2004	200	60,159	(60,344)	15
Net loss	—	—	(109)	(109)
Net transfer from General Electric Company and affiliates	—	96	—	96
Balance at December 31, 2005	$200	60,255	(60,453)	2

See accompanying notes to financial statements.

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Statements of Cash Flows

Years ended December 31, 2005, 2004 and 2003
(In thousands of dollars)

	2005	2004	2003
Cash flows from operating activities:
Net loss	$(109)	(103)	(1,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Plant and equipment impairment	—	—	2,850
Deferred income tax benefit	—	—	(980)
(Increase) decrease in federal income tax receivable	(4)	27	(18)
Increase in deferred revenue	7	—	—
Increase in trade accounts payable	10	24	—
Increase (decrease) in property tax payable	—	16	(1)
Net cash used in operating activities	(96)	(36)	(121)
Cash flows from financing activities:
Transfer from General Electric Company and affiliates	96	36	121
Net cash provided by financing activities	96	36	121
Net change in cash	—	—	—
Cash at beginning of year	—	—	—
Cash at end of year	$—	—	—

See accompanying notes to financial statements.

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Notes to Financial Statements

December 31, 2005 and 2004
(In thousands of dollars)
(1) Summary of Significant Accounting Policies

(a) Description of Business

Springer Mining Company, a Nevada Corporation (the Company), is a closed mining facility located in Winnemucca, Nevada. The Company, a wholly-owned subsidiary of General Electric Company ("GE"), was formed in 1977 to extract and refine tungsten ores to be utilized in the manufacturing process of an affiliated entity. Shortly after the formation of the Company, cost pressures on tungsten product from overseas suppliers rendered the Company's operations to be non-competitive. The mine was closed after approximately six months of operation, and has not been operational since.

Activity contained in the accompanying statements relates primarily to the security and maintenance of the property and equipment at the facility.

(b) Principles of Presentation

The Company's financial statements include certain adjustments related t o the Company that are maintained on the GE ledger. As part of GE, the Company utilizes certain GE resources, including tax, finance, legal and other professional services. These services are provided at no cost to the Company. As such, the financial statements may not be indicative of the results of operations if the Company was operating on a stand-alone basis.

(c) Property, Plant, and Equipment and Impairment of Long-Lived Assets

Property, plant and equipment are stated at zero. Certain of the assets were deemed impaired prior to January 1, 2003. T he remaining assets were deemed impaired following an adverse ruling by the State of Nevada in 2003 regarding the Company's ability to continue to hold certain water rights granted by the state. Company management determined that the assets were impaired, and a charge was taken accordingly in 2003 for $2,850.

This ruling was subsequently reversed by the state in 2005, and the Company was allowed to retain full water rights for use or sale.

(d) Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Continued)

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Notes to Financial Statements

December 31, 2005 and 2004
(In thousands of dollars)

The Company is included in the GE consolidated federal income tax return. Net operating losses incurred by the Company during the reporting period have been utilized by GE and are settled in the year following loss. There are no state or local income taxes. As of December 3,1, 2005 and 2004, there were no temporary differences in the book versus tax basis of assets or liabilities that would require deferred tax balances to be recorded in the Company's balance sheets.

(e) Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, valuation allowances for deferred income tax assets and environmental liabilities. Actual results could differ from those estimates.

(f) Revenue Recognition

The Company generated no operating revenue during the reporting periods. The Company sold certain water rights in early 2006 for $75. The agreement to sell these rights was executed in 2005 and initial proceeds of $7 were received prior to December 31, 2005. The Company deferred all the revenue associated with this transaction, including the cash proceeds received prior to December 31, 2005, since the executed sale agreement required approval from the State of Nevada, which did not occur until early 2006.

(g) Commitments and Contingencies

Liabilities for loss contingencies, including environmental remediation costs not within the scope of FASB Statement No. 143, Accounting for Asset Retirement Obligations, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related environmental liability, in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

The Company accrues for losses associated with environmental remediation obligations not within the scope of Statement No. 143 when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. No such obligations exist as of December 31, 2005 and 2004.

(Continued)

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Notes to Financial Statements

December 31, 2005 and 2004
(In thousands of dollars)

(h) Recently Issued Accounting Standards

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations which requires conditional asset retirement obligations to be recognized if a legal obligation exists to perform asset retirement activities and a reasonable estimate o f the fair value of the obligation can be made. FIN 47 also provides guidance as to when an entity would have sufficient information t o reasonably estimate the fair value of a n asset retirement obligation. The Company adopted the provisions of FIN 47 on December 31, 2005. No conditional asset retirement obligations were recognized and, accordingly, the adoption of FIN 47 had no effect on the Company's financial statements.

(2) Asset Retirement Obligations

The Company has evaluated the need for recording asset retirement obligations arising from regulatory requirements to perform certain asset retirement activities at the time that certain machinery and equipment is disposed of. The Company has determined that it has no asset retirement obligations.

(3) Income Taxes

Income tax benefit attributable to loss from operations was $59, $55 and $1,062 for the years ended December 31, 2005, 2004 and 2003, respectively, and was computed by applying the U.S. Federal income tax rate of 35% to loss from operations.

The components of the tax benefit are as follows:

	2005	2004	2003
Current	$59	55	82
Deferred	—	—	980
Total	$59	55	1,062

(Continued)

SPRINGER MINING COMPANY
(A Wholly Owned Subsidiary of General Electric Company)

Notes to Financial Statements

December 31, 2005 and 2004
(In thousands of dollars)

(4) Impairment

During 2003 it was-determined that the water rights granted to the Company by the State of Nevada may not be renewed by the State, thus limiting the Company's ability to operate or divest the facility. This change required an impairment analysis to be performed in accordance with Statement on 'Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The estimated undiscounted future cash flows generated by the equipment that manufactures this product line were less than their carrying values. The carrying values of the equipment were reduced to zero based on this fair value calculation. This resulted in a pre-tax charge of $2,850 recorded in the 2003 statement of operations.

(5) Subsequent Events

GE has entered into a purchase agreement with a third party to sell all outstanding common stock of the Company.